UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): June 20, 2007

                             Del Laboratories, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                      001-05439               13-1953103
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(State or Other Jurisdiction          (Commission            (IRS Employer
      of Incorporation)                File Number)       Identification No.)

726 RexCorp Plaza, Uniondale, New York                          11556
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(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:   (516) 844-2020


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
           OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On May 16, 2007, Del Laboratories, Inc. (the "Company") filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the "SEC"), notifying the SEC that the Company was unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the "Form 10-Q") by the required filing date of May 15, 2007 as the Company determined that it was necessary to re-evaluate its customer liabilities pertaining to reserves required for future sales returns and markdowns.

On June 15, 2007, the Company filed a Current Report on Form 8-K with the SEC which disclosed that the Company was still unable to file its Form 10-Q as it was still in the process of re-evaluating these reserves. The Company currently anticipates that it will file its Form 10-Q by July 10, 2007.

On June 20, 2007, the Company received (i) a notice of default from Wells Fargo, National Association (the "Subordinated Notes Trustee"), as trustee under the Company's indenture (the "Subordinated Notes Indenture") for the Company's 8% Senior Subordinated Notes due 2012 (the "Subordinated Notes") and (ii) a notice of default from Wells Fargo, National Association (together with the Subordinated Notes Trustee, the "Trustees"), as trustee under the Company's indenture (together with the Subordinated Notes Indenture, the "Indentures") for the Company's Senior Secured Floating Rate Notes due 2011 (the "Floating Rate Notes" and, together with the Subordinated Notes, the "Notes").

Under Section 4.03(a) of the Indentures, the Company was required to file its Form 10-Q within the time period specified by the SEC's rules and regulations. The Trustee for each Indenture provided the notice of default to notify the Company that it is in violation of Section 4.03(a) of the respective Indenture as a result of the delay in the filing of the Form 10-Q, as described above, and to demand that the Company remedy the default.

Each Indenture provides that the Company has 30 days from receipt of a notice of default to cure such default before an event of default occurs under the Indenture. If an event of default occurs, the respective Trustee or the Holders of 25% in aggregate principal amount of the Subordinated Notes or the Floating Rate Notes, as the case may be, may declare the applicable Notes to be due and payable immediately. As of June 22, 2007, $175 million and $185 million of the Subordinated Notes and the Floating Rate Notes, respectively, were outstanding.

A default under either Indenture which entitles the Holders of the applicable Notes to accelerate the Notes would constitute an event of default under the Company's $85 million Credit Agreement (the "Credit Agreement"), which could lead to an acceleration of the unpaid principal and interest thereunder unless a waiver is obtained. As of June 22, 2007, $23 million of borrowings and $1 million of letters of credit were outstanding under the Credit Agreement. On June 15, 2007, the lenders under the Credit Agreement waived this cross-default. The waiver is effective until July 10, 2007.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DEL LABORATORIES, INC.
                                  BY:  /S/ JOSEPH SINICROPI
                                  ---  --------------------
                                  Joseph Sinicropi
                                  Executive Vice President and
                                  Chief Financial Officer

Date: June 25, 2007